Exhibit 5.1

Aon plc			LONDON
8 Devonshire Square			65 Fleet Street
London			London EC4Y 1HS
EC2M 4PL	T	+	44 20 7936 4000
United Kingdom	F	+	44 20 7832 7001
LDE No 23
	W		freshfields.com
	OUR REF		MWT/AN

	DOC ID		LON27354720
	CLIENT MATTER NO.		162366-0003

26 November 2013

Dear Sirs

Introduction

1.                                      In our capacity as English law advisers to Aon plc (the Company), we have been asked to give an opinion on certain matters relating to the Company.

2.                                      We are giving this opinion in connection with the registration statement on Form S-3 (the Registration Statement) that has been filed under the United States Securities Act of 1933, as amended (the Securities Act), with the United States Securities and Exchange Commission (the SEC). The Registration Statement relates to the offer and sale by the Company (the Transaction) of the Company’s 4.00% senior notes (the Notes) due 2023.

3.                                      We have been asked by the Company to give this opinion and have taken instructions in this regard solely from the Company.

Documents Reviewed

4.                                      For the purposes of giving this opinion, we have examined the following documents:

(a)                                 an executed copy of the indenture dated 24 May 2013 entered into between the Company, Aon Corporation and the Bank of New York Mellon Trust Company, N.A. (the Indenture);

(b)                                 an executed copy of the form of the Notes to be issued by the Company dated 26 November 2013 (the Note Form); and

(c)                                  the certificate of the Secretary of the Company dated the date hereof and the documents which accompany it (the Certificate).

The Indenture and the Note Form are, together, referred to in this opinion as the Documents.

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Freshfields Bruckhaus Deringer LLP is a limited liability partnership registered in England and Wales with registered number OC334789. It is authorised and regulated by the Solicitors Regulation Authority. For regulatory information (including information relating to the provision of insurance mediation services) please refer to www.freshfields.com/support/legalnotice.

A list of the members (and of the non-members who are designated as partners) of Freshfields Bruckhaus Deringer LLP and their qualifications is available for inspection at its registered office, 65 Fleet Street, London EC4Y 1HS. Any reference to a partner means a member, or a consultant or employee with equivalent standing and qualifications, of Freshfields Bruckhaus Deringer LLP or any of its affiliated firms or entities.

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In this opinion, the Company Search means our search (carried out by us or by ICC Information Ltd. on our behalf on 26 November 2013) of the public documents of the Company kept at Companies House in Cardiff, and the Winding up Enquiry means our oral enquiry on 26 November 2013 of the Central Registry of Winding up Petitions.

Nature of Opinion, and Observations

5.      (a)                 This opinion is confined to matters of English law (including case law) as at the date of this opinion.  We express no opinion with regard to any system of law other than the laws of England as currently applied by the English courts, and in particular, we express no opinion on European Community law as it affects any jurisdiction other than England.

(b)                                 By giving this opinion, we do not assume any obligation to notify you of future changes in law which may affect the opinions expressed in this opinion, or otherwise to update this opinion in any respect.

(c)                                  To the extent that the laws of any state of the United States (including New York) may be relevant, we have made no independent investigation of such laws, and our opinion is subject to the effect of such laws. We express no views on the validity of such matters.

(d)                                 We should also like to make the following observations:

(i)                  Factual Statements: we have not been responsible for verifying whether statements of fact (including foreign law), opinion or intention in the Documents or any related documents are accurate, complete or reasonable;

(ii)               Enforceability: we express no opinion on whether the obligations of the Company under the Documents are enforceable against it in the English courts;

(iii)            Nature of Role: We have not been involved in the preparation or negotiation of the Documents, and have reviewed them only for the limited purpose of giving this opinion.  Accordingly, we express no view as to the suitability of the Documents or of their provisions or their general compliance with market practice or any commercial aspects of the Documents;

(iv)           Operational Licences: we have not investigated whether the Company has obtained any of the operational licences, permits and consents which it may require for the purpose of carrying on its business (including the Transaction); and

(v)              Anti-trust: we have not considered whether the Transaction complies with anti-trust, competition, public procurement or state aid laws, nor whether any filings or clearances are required under such laws.

Assumptions

6.                                      For the purpose of this opinion and in considering the documents listed in paragraph 4 above we have (with your consent and without any further enquiry) assumed:

(a)                                 Authenticity: the genuineness of all signatures, stamps and seals on, and the authenticity, accuracy and completeness of, all documents submitted to us whether as originals or copies;

(b)                                 Copies: the conformity to originals of all documents supplied to us as photocopies, portable document format (PDF) copies, facsimile copies or e-mail conformed copies;

(c)                                  Virtual Signings: that the parties have complied with the procedures for counterpart signature and delivery of the Documents contemplated by the parties and their legal advisers, and that the parties have validly authorised the attachment of their respective signature pages to the final text of the Documents;

(d)                                 No Amendments: that none of the Documents have been amended, terminated, rescinded or varied, that there has been no breach of any of its provisions of any Document by any of the parties thereto which would affect the opinions expressed in this opinion, and that the Documents are not affected in any way by any relevant provisions of any other document or agreement or any course of dealings between the parties thereto;

(e)                                  Secretary’s Certificate: that each of the statements contained in the Certificate is true and correct as at the date hereof;

(f)                                   Directors’ Duties: that the directors of the Company, in authorising execution of the Documents, have exercised their powers in accordance with their duties under all applicable laws and the Memorandum and Articles of Association of the Company;

(g)                                  Unknown Facts: that there are no facts or circumstances (and no documents, agreements, instruments or correspondence) which are not apparent from the face of the Documents which have not been disclosed to us that may affect the validity or enforceability of the Documents or any obligation therein or otherwise affect the opinions expressed in this opinion;

(h)                                 Arm’s Length Terms: that the Documents have been (or, as the case may be, will be) entered into for bona fide commercial reasons and on arm’s length terms by each of the parties thereto;

(i)                                     Company Search: that the information revealed by the Company Search: (i) was accurate in all respects and has not since the time of such searches been altered; and (ii) was complete, and included all relevant information which had been properly submitted to the Registrar of Companies;

(j)                                    Winding up Enquiry: that the information revealed by the Winding up Enquiry was accurate in all respects and has not since the time of such enquiry been altered;

(k)                                 Representations: that the representations and warranties by the respective parties, if any, in the Documents in each case (other than as to matters of law on which we opine in this opinion) are or were, as applicable, true, correct, accurate and complete in all respects on the date such representations and warranties were expressed to be made and that the terms of the Documents have been and will be observed and performed by the parties thereto; and

(l)                                     Anti-terrorism, money laundering: that the parties have complied (and will continue to comply) with all applicable anti-terrorism, anti-corruption, anti-money laundering, sanctions and human rights laws and regulations, and that performance and enforcement of the Documents is, and will continue to be, consistent with all such laws and regulations.

Opinion

7.                                      On the basis stated in paragraph 5, and subject to the assumptions set out above and the qualifications set out below, we are of the opinion that:

(a)                                 Corporate Existence: the Company has been duly incorporated in the United Kingdom and registered in England and Wales as a public limited company, and the Company Search and Winding up Enquiry revealed no application, petition, order or resolution for the administration or winding up of the Company and no notice of appointment of, or intention to appoint, a receiver or administrator in respect of the Company;

(b)                                 Corporate Power: the Company has the requisite corporate capacity to enter into each of the Documents and to execute, deliver and perform its obligations under each of them;

(c)                                  Corporate Authorisation: the execution and performance of each of the Documents have been duly authorised by all necessary corporate action on the part of the Company; and

(d)                                 Execution: each of the Documents has been duly executed by or on behalf of the Company.

Qualifications

Our opinions set out in this opinion letter are subject to the following qualifications:

(a)         Company Search: The Company Search is not capable of revealing conclusively whether or not:

a.              a winding-up order has been made or a resolution passed for the winding up of a company; or

b.              an administration order has been made; or

c.               a receiver, administrative receiver, administrator or liquidator has been appointed; or

d.              a court order has been made under the Cross Border Insolvency Regulations 2006,

since notice of these matters may not be filed with the Registrar of Companies immediately and, when filed, may not be entered on the public microfiche of the relevant company immediately.

In addition, the Company Search is not capable of revealing, prior to the making of the relevant order or the appointment of an administrator otherwise taking effect, whether or not a winding-up petition or an application for an administration order has been presented or notice of intention to appoint an administrator under paragraphs 14 or 22 of Schedule B1 to the Insolvency Act 1986 has been filed with the court;

(b)         Winding-Up Enquiry: The Winding-up Enquiry relates only to the presentation of: (i) a petition for the making of a winding-up order or the making of a winding-up order by the Court, (ii) an application to the High Court of Justice in London for the making of an administration order and the making by such court of an administration order, and (iii) a notice of intention to appoint an administrator or a notice of appointment of an administrator filed at the High Court of Justice in London. It is not capable of revealing conclusively whether or not such a winding-up petition, application for an administration order, notice of intention or notice of appointment has been presented or winding-up or administration order granted, because:

a.              details of a winding-up petition or application for an administration order may not have been entered on the records of the Central Registry of Winding-up Petitions immediately;

b.              in the case of an application for the making of an administration order and such order and the presentation of a notice of intention to appoint or notice of appointment, if such application is made to, order made by or notice filed with, a Court other than the High Court of Justice in London, no record of such application, order or notice will be kept by the Central Registry of Winding-up Petitions;

c.               a winding-up order or administration order may be made before the relevant petition or application has been entered on the records of the Central Registry of Winding-up Petitions, and the making of such order may not have been entered on the records immediately;

d.              details of a notice of intention to appoint an administrator or a notice of appointment of an administrator under paragraphs 14 and 22 of Schedule B1 of the Insolvency Act 1986 may not be entered on the records immediately (or, in the case of a notice of intention to appoint, at all); and

e.               with regard to winding-up petitions, the Central Registry of Winding-up Petitions may not have records of winding-up petitions issued prior to 1994.

(c)          Insolvency: This opinion is subject to all applicable laws relating to insolvency, bankruptcy, administration, reorganisation, liquidation or analogous circumstances and other similar laws of general application relating to or affecting generally the enforcement of creditor’s rights and remedies from time to time.

This opinion letter and any non-contractual obligations arising out of or in connection with this opinion letter shall be governed by and construed in accordance with English law.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement filed by the Company and to the use of this firm’s name in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the SEC issued thereunder.

Yours faithfully

/s/ Freshfields Bruckhaus Deringer LLP
Freshfields Bruckhaus Deringer LLP